UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2020

CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52883 (Commission File Number)	20-4456503 (IRS Employer Identification No.)

701 Market Street, Suite 113

St. Augustine, FL 32095

(Address of principal executive office) (Zip Code)

(904) 824-3133

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

Creative Learning Corporation (the “Company”) hereby updates the status of its annual report on Form 10-K for the year ended September 30, 2019. The Company expects to complete its audit for the just-completed fiscal year, and file its Form 10-K on or about February 15, 2020. The Company’s delay in filing its Form 10-K is due to the complexities of implementing a new accounting rule, Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“Topic 606”), which the Company adopted as of the fiscal year beginning October 1, 2018. The adoption of the new guidance changed the timing of recognition of franchise sales and franchise renewal revenue and related commissions paid on franchise sales. Specifically, the Company previously recognized revenue at the time of sale. Under the new revenue standard, the franchise sale initial fees are considered to be a part of the license of symbolic intellectual property, which is now recognized over the contractual term of the franchise agreement, which is typically 10 years. Also, the commissions related to franchise sales are now recorded as an asset on the balance sheet, and are recognized over the contractual term of the franchise agreement in “commission expense” on the statement of operations. Previously, such commissions were expensed as incurred. The Company believes that its revenues, net income and operating cash flow for the three months and year ended September 30, 2019 will be consistent with prior periods assuming the Company was subject to Topic 606 in all prior periods.

The Company expects to release this information orally to its shareholders on a case by case basis.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2020, Bart Mitchell informed the Company’s board of directors that he declined to stand for reelection to the board of directors. Mr. Mitchell is also the Company’s chief executive officer, a position from which he does not intend to resign. Mr. Mitchell informed the board that he believed that he should not serve as both chief executive officer and a member of the board, which oversees the chief executive officer, as a matter of good corporate governance. Mr. Mitchell serves on the board’s Executive Committee and the Compensation Committee.

Item 5.08 Shareholder Director Nominations

On January 27, 2020, the Company’s board of directors approved a resolution to hold an annual meeting of shareholders of the Company on April 15, 2020 in Boise, Idaho (the “Annual Meeting”). At the Annual Meeting, shareholders will vote on the election of directors, who will hold office until the next annual meeting of shareholders of the Company, and whether to ratify the board’s selection independent public accountants for the next fiscal year. The board is in the process of evaluating its nominees for election at the Annual Meeting, which will be disclosed in its proxy materials for the Annual Meeting. Nominations by shareholder of persons to be elected as directors at the Annual Meeting are due by the close of business on February 6, 2020, and will be valid only if they include the information specified in the Company’s bylaws.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

The Company hereby incorporates by reference the disclosures made in Item 2.02 herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE LEARNING CORPORATION

Dated: January 27, 2020	By:	/s/ Bart Mitchell
	Name:	Bart Mitchell
	Title:	Chief Executive Officer

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